EXHIBIT 8(g)

Participation Agreement

as of June 30, 2001

among

Liberty Variable Investment Trust

Liberty Funds Distributor, Inc.

and

Keyport Life Insurance Company

CONTENTS
Section	Subject Matter

1.	Parties and Purpose
2.	Representations and Warranties
3.	Purchase and Redemption of Trust Portfolio Shares
4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.	Voting
6.	Sales Material, Information and Trademarks
7.	Indemnification
8.	Notices
9.	Termination
10.	Miscellaneous

Schedules to this Agreement
A.	The Company
B.	Accounts of the Company
C.	Available Portfolios and Classes of Shares of the Trust
D.	Contracts of the Company
E.	Rule 12b-1 Plans of the Trust
F.	Addresses for Notices

1.  Parties and Purpose

This agreement (the "Agreement") made and entered into this 30th day of June, 2001, is between certain portfolios, specified in Schedule C, of Liberty Variable Investment Trust, an open-end management investment company organized as a business trust under Massachusetts law (the "Trust"), Liberty Funds Distributor, Inc., a Massachusetts corporation which is the principal underwriter for the Trust (the "Underwriter," and together with the Trust, "we" or "us") and the insurance company identified on Schedule a ("you"), on your own behalf and on behalf of its Separate Accounts, each of which is a segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time ("Account" or "Accounts").

This agreement replaces the "Amended and Restated Participation Agreement Among Keyport Financial Services Corp., Keyport Variable Investment Trust, Keyport Life Insurance Company and Liberty Life Assurance Company of Boston" dated June 7, 1993.

The purpose of this Agreement is to entitle you, on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust ("Portfolios") that are identified on Schedule C, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts ("Contracts") that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

2.  Representations and Warranties

2.1     Representations and Warranties by You

You represent and warrant that:

2.1.1	You are an insurance company duly organized and in good standing under the laws of your state of incorporation.

2.1.2

All of your directors, officers, employees, investment advisors, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage, in an amount not less than $5 million. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable fidelity insurance company. You agree that any amounts received under such bond or coverage in connection with claims that arise from the arrangements described in this Agreement will be held by you for the benefit of the Trust. You agree to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and you agree to notify us in the event that such coverage no longer applies.

2.1.3

Each Account is a duly organized, validly existing segregated asset account under applicable state insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended ("Code") and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.1.4

Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") to serve as a segregated investment account for Contracts, to the extent required by the 1940 Act; or (ii) has not been so registered in proper reliance upon an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.5

The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the "1933 Act"), to the extent required by the 1933 Act; or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.6

The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission ("SEC") under the Securities and Exchange Act of 1934, as amended (the "1934 Act") and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and (ii) will be issued in compliance in all material respects with all applicable federal and state laws including without limitation the 1933 Act and the 1940 Act.

2.1.7

The Contracts currently are and will be treated as endowment contracts, annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.1.8	The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.

2.1.9	You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

2.1.10	Contracts will not be sold outside of the United States.

2.1.11	With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on 3(c)(1) or Section 3(c)(7) thereof:

2.1.11.1	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act and a member in good standing of the NASD; and

2.1.11.2	with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:

(a) vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(b) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

2.2     Representations and Warranties by the Trust

The Trust represents and warrants that:

2.2.1

It is duly organized and in good standing under the laws of the Commonwealth of Massachusetts and the shares of the Portfolios of the Trust are duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and any state securities laws.

2.2.2

All of its trustees, officers, employees and other individuals/entities dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a joint fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement with no deductible and be issued by a reputable fidelity insurance company. The Trust agrees to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and agrees to notify you in the event that such coverage no longer applies.

2.2.3	It is registered as an open-end management investment company under the 1940 Act.

2.2.4	Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.

2.2.5	It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.2.6	It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.

2.2.7

It is currently qualified as a "regulated investment company" under Subchapter M of the Code, it will make every effort to maintain such qualification under Subchapter M (or any successor or similar provision), and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.2.8

The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply with Regulation 1.817-5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

2.2.9	(a) With respect to Class A shares, the Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

(b) With respect to Class B shares, the Trust has adopted a Rule 12b-1 Plan under which it makes payments to finance distribution expenses. The Trust represents and warrants that it has a Board of Trustees, a majority of whom are not interested persons of the Trust, which has formulated and approved its Rule 12b-1 Plans to finance distribution expenses of the Trust and that any changes to the Trust's Rule 12b-1 Plans will be approved by a similarly constituted Board of Trustees. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.

2.2.10

Each investment adviser is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable federal and state securities law and that they shall perform their obligations for the Trust in compliance with the applicable Laws of the Commonwealth of Massachusetts any applicable federal and state securities laws.

2.2.11

The Trust makes no representations as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of any state.

2.3     Representations and Warranties by the Underwriter

The Underwriter represents and warrants that:

2.3.1	It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of the NASD.

2.4     Warranty and Agreement by Both You and Us

We received an order from the SEC dated July 1, 1988 (file no. 812-7044), which grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context. You and we both warrant and agree that both you and we will comply with the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges. In order for the Trust's Board of Trustees to perform its duty to monitor for conflicts of interest, you agree to inform us of the occurrence of any of the events specified in the Shared Funding Order to the extent that such event may or does result in a material conflict of interest as defined in that order.

3.  Purchase and Redemption of Trust Portfolio Shares
3.1

We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. Notwithstanding the foregoing, the Trust's Board of Trustees ("Trustees") may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, they deem such action to be in the best interests of the shareholders of such Portfolio.

3.2

We agree that shares of the Trust will be sold only to life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order. No shares of any Portfolio will be sold to the general public.

3.3

You shall be the designee for us for receipt of purchase orders and requests for redemption resulting from investment in and payments under the Contracts ("Instructions"). The Business Day on which such Instructions are received in proper form by you and time stamped by the close of trading will be the date as of which Portfolio shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions. Instructions received in proper form by you and time stamped after the close of trading on any given Business Day shall be treated as if received on the next following Business Day. You warrant that all orders, Instructions and confirmations received by you which will be transmitted to us for processing on a Business Day will have been received and time stamped prior to the Close of Trading on that Business Day. Instructions we receive after 9 a.m. Eastern Time shall be processed on the next Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus.

3.4

We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern time).

3.5

You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account no later than the close of business on the next Business Day after we receive the purchase order. Payment shall be made in federal funds transmitted by wire to the Trust or to its designated custodian.

3.6

We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act. Payments for the purchase or redemption of shares by you may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

3.7

Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

3.8

We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

4.  Fees, Expenses, Prospectuses, Proxy Materials and Reports
4.1	We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule E, if attached.

4.2

We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust's shares of the Portfolios.

4.3

We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

4.4

At your option, we shall provide you, at our expense, with either, (i) for each Contract owner whose Contract is invested through the Account in a subaccount corresponding to a Portfolio ("designated subaccount"), one copy of each of the following documents on each occasion that such document is required by law or regulation to be delivered to such Contract owner whose Contract is invested in a designated subaccount: the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios ("Designated Portfolio Documents"); or (ii) a camera ready copy of such Designated Portfolio Documents, in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios had been deleted to the extent practicable. In connection with clause (ii) of this paragraph, we will pay for proportional printing costs for such Designated Portfolio documents in order to provide one copy for each Contract owner who is invested in a designated subaccount on each occasion that such document is required by law or regulation to be delivered to such Contract owner, and provided the appropriate documentation is provided to and approved by us. We shall provide you with a copy of the Trust's current statement of additional information, including any amendments or supplements, in a form suitable for you to duplicate. The expenses of furnishing, including mailing, the documents referred to in this paragraph shall be borne by you, except that we shall bear the expenses of furnishing such documents to Contract owners whose Contracts are invested in designated subaccounts. For each of the documents provided to you in accordance with clause (i) of this paragraph 4.4, we shall provide you, upon your request and at your expense, additional copies. In no event shall we be responsible for the costs of printing or delivery of Designated Portfolio Documents to potential or new Contract owners.

4.5

We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. We shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.

4.6

You assume sole responsibility for ensuring that the Trust's prospectuses, shareholder reports and communications, and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

5.  Voting
5.1

All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.

5.2

If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.

6.  Sales Material, Information and Trademarks
6.1

For purposes of this Section 6, "Sales literature or other Promotional material" includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and prospectuses, statements of additional information, shareholder reports and proxy materials.

6.2

You shall furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales literature or other Promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use. You shall furnish, or shall cause to be furnished, to us or our designee each piece of Sales literature or other Promotional material in which the Trust or an Adviser is named, at least three (3) Business Days prior to its proposed use. No such material shall be used unless we or our designee approve such material and its proposed use.

6.3

You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales literature or other Promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.

6.4

We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be amended or supplemented from time to time), or in materials approved by you for distribution, including Sales literature or other Promotional materials, except as required by legal process or regulatory authorities or with your written permission.

6.5

Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the name or mark "Liberty" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

7.  Indemnification

      7.1      Indemnification By You

7.1.1

You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually the "Indemnified Party" for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

7.1.1.1

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

7.1.1.2

arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or

7.1.1.3

arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or

7.1.1.4	arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement;

7.1.1.5

arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you, as limited by and in accordance with the provisions of Sections 7.1.2 and 7.1.3 hereof; or

7.1.1.6

arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code.

7.1.2

You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable.

7.1.3

You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of the your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1.4

The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

7.2     Indemnification By The Underwriter
7.2.1

The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses") to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Trust or the Contracts and:

7.2.1.1

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the "Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

7.2.1.2

arise out of or as a result of statements or representations (other than statements or representations contained in and accurately derived from the Disclosure Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

7.2.1.3

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and accurately derived from written information furnished to you by or on behalf of the Trust; or

7.2.1.4

arise as a result of any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8; or

7.2.1.5

arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.

7.2.2

The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.

7.2.3

The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2.4

You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.

7.3     Indemnification By The Trust
7.3.1

The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board of Trustees or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

7.3.2

The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.

7.3.3

The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3.4

You and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

8.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth in Schedule F below or at such other address as such party may from time to time specify in writing to the other party.

9.  Termination
9.1

This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days advance written notice delivered to the other parties. This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law.

9.2	This Agreement may be terminated immediately by us upon written notice to you if:

9.2.1

you notify the Trust or the Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the unregistered Accounts, or that the exemption from registration under Section 4(2) or Regulation D promulgated under the 1933 Act no longer applies or might not apply in the future, to interests under the unregistered Contracts; or

9.2.2

either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that you have suffered a material adverse change in your business, operations, financial condition or prospects since the date of this Agreement or are the subject of material adverse publicity; or

9.2.3

you give us the written notice specified above in Section 3.3 and at the same time you give us such notice there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 9.2.3 shall be effective forty-five (45) days after the notice specified in Section 3.3 was given.

9.3

If this Agreement is terminated for any reason, except as required by the Shared Funding Order or pursuant to Section 9.2.1, above, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated as required by the Shared Funding Order, its provisions shall govern.

9.4

The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 9.3, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

9.5

You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"); or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, you shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving us ninety (90) days notice of your intention to do so.

10.  Miscellaneous
10.1

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

10.2	This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.

10.3	If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4

This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.

10.5

The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

10.6

The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

10.7

Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, the Internal Revenue Service, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8

Each party to this Agreement shall treat as confidential all information reasonably identified as confidential in writing by any other party to this Agreement, and, except as permitted by this Agreement or as required by legal process or regulatory authorities, shall not disclose, disseminate, or use such names and addresses and other confidential information until such time as they may come into the public domain, without the express written consent of the affected party to this Agreement. Without limiting the foregoing, no party to this Agreement shall disclose any information that such party has been advised is proprietary, except such information that such party is required to disclose by any appropriate governmental authority (including, without limitation, the SEC, the NASD, and state securities and insurance regulators).

10.9

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

10.10	The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided above in Section 3.3.

10.11	Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

10.12	No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, each of the parties have caused their duly authorized officers to execute this Agreement.
The Company:	Keyport Life Insurance Company

By: /s/ Philip K. Polkinghorn
Name: Philip K. Polkinghorn
Title: President

The Trust:	Liberty Variable Investment Trust
Only on behalf of each
Portfolio listed on
Schedule C hereof.
By: /s/ Stephen E. Gibson
Name: Stephen E. Gibson
Title: President

The Underwriter:	Liberty Funds Distributor, Inc.

By: /s/ James Tambone
Name: James Tambone
Title: Co-President

Schedule A

The Company

Keyport Life Insurance Company

125 High Street

Boston, Massachusetts 02110

Organized as a corporation under Rhode Island law.

Schedule B

Accounts of the Company

1.	Name:	Variable Account A
	Date Established:	January 30, 1996
	SEC Registration Number:	811-7543

2.	Name:	KMA Variable Account
	Date Established:	January 9, 1980
	SEC Registration Number:	811-2990

3.	Name:	Keyport Variable Account I
	Date Established:	September 2, 1982
	SEC Registration Number:	811-3930

Schedule C

Available Portfolios and Classes of Shares of the Trust

Liberty Variable Investment Trust

Colonial Global Equity Fund, Variable Series Class B

Colonial High Yield Securities Fund, Variable Series Class A

Colonial High Yield Securities Fund, Variable Series Class B

Colonial International Horizons Fund, Variable Series Class B

Colonial Small Cap Value Fund, Variable Series Class A

Colonial Small Cap Value Fund, Variable Series Class B

Colonial Strategic Income Fund, Variable Series Class A

Colonial Strategic Income Fund, Variable Series Class B

Colonial U.S. Growth & Income Fund, Variable Series Class A

Colonial U.S. Growth & Income Fund, Variable Series Class B

Crabbe Huson Real Estate Investment Fund, Variable Series Class B

Liberty All-Star Equity Fund, Variable Series Class A

Liberty All-Star Equity Fund, Variable Series Class B

Colonial International Fund for Growth, Variable Series Class A

Liberty Newport Japan Opportunities Fund, Variable Series Class B

Liberty Select Value Fund, Variable Series Class B

Liberty S&P 500 Index Fund, Variable Series Class B

Liberty Value Fund, Variable Series Class A

Liberty Value Fund, Variable Series Class B

Newport Tiger Fund, Variable Series Class A

Newport Tiger Fund, Variable Series Class B

Rydex Financial Services Fund, Variable Series Class B

Rydex Health Care Fund, Variable Series Class B

Stein Roe Global Utilities Fund, Variable Series Class A

Schedule D

Contracts of the Company

	Contract 1	Contract 2	Contract 3
Contract/Product Name	Keyport Advisor Charter Keyport Charter	Keyport Advisor Keyport Advisor Vista Keyport Vista	Keyport Advisor Optima Keyport Optima
Registered (Y/N)	Yes	Yes	Yes
SEC Registration Number	811-7543	811-7543	811-7543
Representative Form Numbers	DVA(1)/CERT DVA(1)/IND DVA(1)	DVA(1)/CERT DVA(1)/IND DVA(1)	DVA(1)/CERT DVA(1)/IND DVA(1)
Separate Account Name/Date Established	Variable Account A / January 30, 1996	Variable Account A / January 30, 1996	Variable Account A / January 30, 1996
SEC Registration Number	333-75729	333-1043	333-75747
	Contract 4	Contract 5	Contract 6
Contract/Product Name	Keyport Latitude	Stein Roe Variable Annuity	Preferred Advisor KeyFlex Flex I Flex II
Registered (Y/N)	Yes	Yes	Yes
SEC Registration Number	811-7543	811-7543	811-2990
Representative Form Numbers	BVA(1)/CERT BVA(1)/IND BVA(1)	DVA(2)/SR	FLEX-I FLEX-II FLEX(4) VA-1-81
Separate Account Name/Date Established	Variable Account A / January 30, 1996	Variable Account A / January 30, 1996	KMA Variable Account / January 9, 1980
SEC Registration Number	333-43706	333-84701	2-66388

Schedule D

Contracts of the Company

(continued)
	Contract 7	Contract 8	Contract 9
Contract/Product Name	KeyLife	Immediate Variable Annuity
Registered (Y/N)	Yes	Yes
SEC Registration Number	811-3930	811-7543
Representative Form Numbers	VLI(85)	IVA(1)/CERT IVA(1)/IND IVA(1)
Separate Account Name/Date Established	Keyport Variable Account I / September 2, 1982	Variable Account A / January 30, 1996
SEC Registration Number	2-98384	333-56306

Schedule E

Rule 12b-1 Plans

Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class B Rule 12b-1 Distribution Plan, stated as a percentage per year of Class B's average daily net assets represented by shares of Class B.
Portfolio Name	Maximum Annual Payment Rate

Colonial Global Equity Fund, Variable Series Class B	0.25%
Colonial High Yield Securities Fund, Variable Series Class B	0.25%
Colonial International Horizons Fund, Variable Series Class B	0.25%
Colonial Small Cap Value Fund, Variable Series Class B	0.25%
Colonial Strategic Income Fund, Variable Series Class B	0.25%
Colonial U.S. Growth & Income Fund, Variable Series Class B	0.25%
Crabbe Huson Real Estate Investment Fund, Variable Series Class B	0.25%
Liberty All-Star Equity Fund, Variable Series Class B	0.25%
Liberty Newport Japan Opportunities Fund, Variable Series Class B	0.25%
Liberty Select Value Fund, Variable Series Class B	0.25%
Liberty S&P 500 Index Fund, Variable Series Class B	0.25%
Liberty Value Fund, Variable Series Class B	0.25%
Newport Tiger Fund, Variable Series Class B	0.25%
Rydex Financial Services Fund, Variable Series Class B	0.25%
Rydex Health Care Fund, Variable Series Class B	0.25%

Agreement Provisions

If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in March, June, September and December.

You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Liberty Advisory Services Corp. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule E relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

Schedule F

Addresses for Notices

To the Company:	Keyport Life Insurance Company
125 High Street
Boston, Massachusetts 02110
Attention: Bernard R. Beckerlegge
General Counsel

To the Trust:	Liberty Variable Investment Trust
One Financial Center
Boston, Massachusetts
Attention:

To the Underwriter:	Liberty Funds Distributors, Inc.
One Financial Center
Boston, Massachusetts
Attention: